UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2018

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

(312) 436-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 26, 2018, USG Corporation (the “Company”) held a special meeting of stockholders (the “special meeting”) to consider and vote upon the following proposals:

(1)        to adopt the Agreement and Plan of Merger, dated as of June 10, 2018 (as it may be amended from time to time, the “merger agreement”), by and among the Company, Gebr. Knauf KG, a limited partnership (Kommanditgesellschaft) organized under the laws of Germany (“Knauf”), and World Cup Acquisition Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Knauf (“Merger Sub”), pursuant to which, subject to the satisfaction of customary closing conditions, Merger Sub will be merged with and into the Company (the “merger”), with the Company continuing as the surviving corporation in the merger and an indirect, wholly-owned subsidiary of Knauf;

(2)        to approve, on a non-binding, advisory basis, the compensation payments that will or may be paid or become payable to the Company’s named executive officers and that are based on or otherwise relate to the merger and the agreements and understandings pursuant to which such compensation will or may be paid or become payable (the “transaction-related named executive officer compensation”); and

(3)        to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies, if there are insufficient votes to approve the proposal to adopt the merger agreement or in the absence of a quorum (the “adjournment proposal”).

As of August 21, 2018, the record date for the special meeting, 139,748,196 shares of the Company’s common stock were issued and outstanding and entitled to vote at the special meeting. At the special meeting, 124,024,143 shares of the Company’s common stock, representing approximately 88.74% of the outstanding shares of the Company’s common stock entitled to vote as of the record date for the special meeting, were represented in person or by proxy, which constituted a quorum.

Each of the three proposals was approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal voted upon are set forth below. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 23, 2018.

(1)        The proposal to adopt the merger agreement was approved by the following vote:

Votes Cast For		Votes Cast Against
Number	% of Votes Outstanding	Number	% of Votes Outstanding	Abstain	Broker Non-Vote
123,085,488	88.07%	808,482	0.57%	130,173	—

(2)        The proposal to approve, on a non-binding, advisory basis, the transaction-related named executive officer compensation was approved by the following vote:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Vote
79,720,520	64.54%	43,790,233	35.45%	513,390	—

(3)        The adjournment proposal was approved by the following vote:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Vote
120,437,546	97.37%	3,246,780	2.62%	339,817	—

Item 8.01	Other Events.

On August 9, 2018, the Company announced the declaration of a conditional special cash dividend of $0.50 per share of USG common stock (the “conditional special dividend”) payable to holders of Company common stock as of August 21, 2018 (subject to due bill trading) if the merger agreement were to be adopted by Company stockholders at the special meeting.

On September 26, 2018, the Company issued a press release announcing the results of the vote at the special meeting and, in the light of the adoption of the merger agreement by Company stockholders at the special meeting, the payment date for the conditional special dividend. The conditional special dividend will be paid on October 2, 2018 to stockholders of record as of August 21, 2018 (subject to due bill trading). A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release, dated September 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

Date: September 26, 2018	By:	/s/ Michelle M. Warner
	Name:	Michelle M. Warner
	Title:	Senior Vice President,
General Counsel and Corporate Secretary